EXHIBIT 10.4


                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                            2002 STOCK INCENTIVE PLAN


     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors, and Consultants and to promote the success of the Company's business.

     2. Definitions. As used herein, the following definitions shall apply:

          a. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          b. "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          c. "Award" means the grant of an Option, SAR, Restricted Stock, or other right or benefit under the Plan.

          d. "Award Agreement" means the written agreement evidencing the Grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          e. "Board" means the Board of Directors of the Company.

          f. "Code" means the Internal Revenue Code of 1986, as amended.

          g. "Committee" means any committee appointed by the Board to administer the Plan.

          h. "Common Stock" means the common stock of the Company.

          i. "Company" means Hydro Environmental Resources, Inc., a Nevada corporation.

          j. "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company to render consulting or advisory services to the Company or such Related Entity.

          k. "Continuous Service" means that the provision of services to the Company in any capacity of Employee, Director or Consultant, is not interrupted or terminated.


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Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          l. "Director" means a member of the Board.

          m. "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

          n. "Employee" means any person, including an Officer or Director, who is an employee of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          o. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          p. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               i. Where there exists a public market for the Common Stock, the Fair Market Value shall be the average of the closing bid and asked prices of a Share for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported by Nasdaq Stock Market, Inc. or such other source as the Plan Administrator deems reliable; or

               ii. In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

          q. "Grantee" means an Employee, Director, or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

          r. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.


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          s. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          t. "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          u. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          v. "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          w. "Plan" means this 2002 Stock Incentive Plan.

          x. "Plan Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          y. "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Plan Administrator.

          z. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

               aa. "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Plan Administrator, measured by appreciation in the value of Common Stock.

               bb. "Share" means a share of the Common Stock.

     3. Stock Subject to the Plan.

          a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is seven million five hundred thousand (7,500,000) Shares, increased by an annual increase to be added on the first day of the Company's fiscal year beginning in 2004 equal to five percent (5%) of the fully-diluted number of Shares outstanding as of such date or a lesser number of Shares determined by the Plan Administrator. For purposes of determining the outstanding number of Shares


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under this Section 3.a., all outstanding classes of securities of the Company, convertible notes, Awards and warrants that are convertible or exercisable presently or in the future by the holder into Shares, shall be deemed to have been fully converted or exercised (notwithstanding any limits on such conversions or exercises) into the number of Shares represented by such securities, notes, Awards, and warrants calculated using the treasury stock method. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          b. Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          a. Plan Administrator.

               i. Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               ii. Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               iii. Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection a., such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.


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          b. Powers of the Plan Administrator. Subject to Applicable Laws and
the provisions of the Plan (including any other powers given to the Plan Administrator hereunder), and except as otherwise provided by the Board, the Plan Administrator shall have the authority, in its discretion:

               i. To select the Employees, Directors, and Consultants to whom Awards may be granted from time to time hereunder;

               ii. To determine whether and to what extent Awards are granted hereunder;

               iii. To determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               iv. To approve forms of Award Agreements for use under the Plan;

               v. To determine the terms and conditions of any Award granted hereunder;

               vi. To amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

               vii. To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               viii. To establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules, or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               ix. To take such other action, not inconsistent with the terms of the Plan, as the Plan Administrator deems appropriate.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees of the Company. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions as the Plan Administrator may determine from time to time.


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     6. Terms and Conditions of Awards.

          a. Type of Awards. The Plan Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director, or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

          b. Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          c. Conditions of Award. Subject to the terms of the Plan, the Plan Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Plan Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Plan Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          d. Acquisitions and Other Transactions. The Plan Administrator may issue Awards under the Plan in settlement, assumption, or substitution for outstanding awards or obligations to grant future awards in connection with the Company acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase, or other form of transaction.

          e. Deferral of Award Payment. The Plan Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an


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Award. The Plan Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Plan Administrator deems advisable for the administration of any such deferral program.

          f. Award Exchange Programs. The Plan Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Plan Administrator from time to time.

          g. Separate Programs. The Plan Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Plan Administrator from time to time.

          h. Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director, or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Plan Administrator determines to be appropriate.

          i. Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          j. Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Plan Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Plan Administrator.

          k. Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Plan Administrator makes the determination to grant such Award, or such other date as is determined by the Plan Administrator. Notice of the grant determination shall be given to each Employee, Director, or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.


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     7. Award Exercise or Purchase Price, Consideration, and Taxes.

          a. Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               i. In the case of an Incentive Stock Option:

                    (1) Granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                    (2) Granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               ii. In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than fifty percent (50%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Plan Administrator.

               iii. In the case of other Awards, such price as is determined by the Plan Administrator.

               iv. Notwithstanding the foregoing provisions of this Section 7.a., in the case of an Award issued pursuant to Section 6.d., above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

          b. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Plan Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Plan Administrator may determine, the Plan Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

               i. Cash;

               ii. Check;


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               iii. Delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Plan Administrator determines as appropriate;

               iv. Surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Plan Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Plan Administrator);

               v. With respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               vi. Any combination of the foregoing methods of payment.

          c. Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Plan Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     8. Exercise of Award.

          a. Procedure for Exercise; Rights as a Stockholder.

               i. Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Plan Administrator under the terms of the Plan and specified in the Award Agreement.

               ii. An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7.b.v. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized


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transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

          b. Exercise of Award Following Termination of Continuous Service.

               i. An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

               ii. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

               iii. Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     9. Conditions Upon Issuance of Shares.

          a. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          b. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company, as


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well as any other terms that the Plan Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive. Except as the Plan Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     12. Amendment, Suspension or Termination of the Plan.

          a. The Board may at any time amend, suspend, or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          b. No Award may be granted during any suspension of the Plan or after termination of the Plan.

          c. Any amendment, suspension, or termination of the Plan (including termination of the Plan under Section 11, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Plan Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     13. Reservation of Shares.

          a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.


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     14. No Effect on Terms of Employment/Consulting Relationship. The Plan
shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

     15. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     16. Stockholder Approval. The Board adopted and approved this Plan as of December 29, 2002, but no Award of an Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholder of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.


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